Exhibit 3.2

BYLAWS OF

BOTETOURT BANKSHARES, INC.

ARTICLE I - OFFICES

The main office of the Corporation shall be located where the Board of Directors establishes it, contingent upon necessary regulatory approval. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held during each fiscal year of the corporation, pursuant to lawful call by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or as otherwise provided by the provisions of the Virginia Stock Corporation Act, as amended from time to time (the “Corporation Act”).

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal offices of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the date, time when and place where it is to be held, shall be served either personally, by mail, or by approved electronic means, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall contain such provisions, notices and materials as are required under the Corporation Act. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the share transfer books of the Corporation, unless the shareholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have not effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting and may, if they wish, postpone the meeting to a future date. If a meeting of shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a quorum is present at any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:

(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shared entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, as to any corporate action taken at each meeting of shareholders other than the election of directors, each holder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing and such proxy shall be effective when received by the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein length of time it is to continue in force.

(d) Any action or resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders. The action of resolution shall be evidenced by one or more written consents describing the action taken or setting forth the resolution and shall be delivered to the Secretary of the Corporation for inclusion in the minutes of filing with the corporate records. Any action taken or resolution adopted by unanimous written consent shall be effective according to its terms when all consents are in the possession of the Secretary of the Corporation or as of the date provided therein provided the consent states the date of execution by each shareholder.

Section 7 - Holders of Shares:

Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as holders of the shares outstanding in their respective names. Except to the extent required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not the Corporation has notice of such claim or interest.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors of the Corporation shall be nine. The number of the Directors may be increased or decreased from time to time by amendment of these Bylaws within the variable range established by the Articles of Incorporation. The Directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist of, as nearly as possible, one third of Directors constituting the entire Board of Directors. At each succeeding annual meeting of shareholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors may be removed by shareholders only with cause.

(b) If the office of any Director shall become vacant, the Directors then in office, whether or not a quorum, by majority vote may choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the Directors then in office, and subsequently the shareholders, shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

(c) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who must be shareholders, shall be elected by a plurality of the votes cast, at a meeting of shareholders, by the holders of shares entitled to vote in the election. Each outstanding share entitled to vote in the election is entitled to one vote for as many persons as there are directors to be elected at that time. There is no cumulative voting; only one vote per shareholder for each nominated director may be counted.

(d) Each director shall hold office until the annual meeting of the shareholders next succeeding his or her election, and until his or her successor is elected and qualified, or until his or her prior death, resignation or removal.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or the President, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meeting shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him or her personally or given to him or her orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as require by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meetings shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

The Board of Directors shall elect a Chairman at each annual meeting of the Board of Directors. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a) At all meetings of the Board, each director present shall have one vote, irrespective of the number share of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) The Board may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication permitted by Virginia statute by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at that meeting.

(d) Any action required or permitted by law to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all of the members of the Board of

Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 8 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (except a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:

Any director may be removed with cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose.

Section 11 - Salary:

Salaries shall be paid to the directors, from time to time, as may be fixed by resolution of the Board of Directors, provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12 - Contracts:

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers, of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors at an appropriate time.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors at an appropriate time, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:

(a) The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

(b) Executive Committee. The Board of Directors, by resolution adopted by at least two-thirds of the directors, may elect an Executive Committee and its officers which shall consist of not less than three directors, two or more independent directors, and the Chairman of the Board and the Chief Executive Officer. The powers of the Executive Committee shall be those powers as may be delegated to it from time to time by the Board of Directors by one or more duly adopted resolutions or by amendment to these bylaws, provided that the Executive Committee shall not have power to declare dividends, to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

(c) Audit Committee. The Board of Directors will elect an Audit Committee consisting of at least three directors all of whom must meet the requirements for this committee. This committee is empowered to act on behalf of the Board of Directors to retain an independent outside accounting firm to audit the records of the organization annually to assure the integrity of the financial information, to oversee the financial reporting process and to monitor the organization’s system of internal controls and safeguards. All of the directors on this committee must meet the independent requirements for this committee. The Board will use reasonable efforts to elect to this committee an audit committee financial expert, as defined by the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(d) Corporate Governance and Nominations Committee. The Board of Directors will elect a Corporate Governance and Nominations Committee of at least three directors. This Committee will have the responsibility of identifying and evaluating nominees for the Board and assuring that there is an active succession program for the CEO. This Committee will also be responsible for establishing, maintaining and enhancing the corporate governance policy of the organization and monitoring director and corporate activities for compliance. All of the directors on this committee must meet the independent requirements for this committee.

(e) Compensation Committee. The Board of Directors will elect a Compensation Committee of at least three directors. This committee will work to determine and recommend to the Board appropriate compensation for the Board of Directors, Board Committees, the CEO, and selected executive officers. This Committee will review and approve the CEO’s recommendations for officer and employee compensation. All of the directors on this committee must meet the independent requirements for this committee.

Section 14 - Age Limitation of Directors:

No director shall be eligible for election or re-election to the Board of Directors who has reached the age of 72 years on or before the election of directors by the shareholders at the annual meeting.

Section 15 - Nominations of Director Candidates:

Nominations of Director Candidates. The Board of Directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual shareholders’ meeting. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders. Each such notice of a shareholder’s intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his/her beneficial ownership of the Corporation’s securities, his/her principal occupation for the past five years and his/her age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.

Section 16 - Shareholder Proposals:

(a) Eligible shareholders shall submit proposals for inclusion in the proxy materials for consideration at annual meetings of the Corporation in accordance with the rules and regulations of the Securities and Exchange Commission as set forth in the 1934 Act. At the time of submission of the proposal, the Corporation shall receive from the proponent documentary evidence which supports such beneficial ownership in the form prescribed under Rule 14a-8 of the 1934 Act, or any successor statute or regulation.

(b) Such proposal must be by written notice, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors; provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders.

(c) The Corporation shall not be required to include the proposal in its proxy statement or form of proxy unless the proponent has complied with the requirements of the 1934 Act and this section. In addition, the presiding officer at the meeting may refuse to acknowledge the proposal by any person that is not made in compliance with the foregoing.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such other officers, including one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause and a successor elected by the Board at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors. In the event of and during the absence, disqualification, or inability to act of any officer except for the President or the Chief Executive Officer, such other officers or employees as shall be designated by the Board or by the Chief Executive Officer or President shall have the authority and perform the duties of such officer.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificates of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the Corporation's name and that it is organized under the laws of the Commonwealth of Virginia, the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board, Chief Executive Officer or the President, and (ii) the Chief Financial Officer, Secretary, or any Assistant Secretary, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of script in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation or the designated transfer agent or other agent of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors or the designated transfer agent or other agent in its discretion may require, the Board of Directors or the designated transfer agent or other agent may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation or the designated transfer agent or other agent a bond in such sum as the Board or the designated transfer agent or other agent may direct, and with such surety or sureties as may be satisfactory to the Board or the designated transfer agent or other agent, to indemnity the Corporation and the designated transfer agent or other agent against any claims, loss, liability or damage it may suffer on account of the issuance without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Stock Transfer Book; Transfers of Shares:

(a) The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be know as the stock transfer books of the Corporation. These shall contain the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by that shareholder. That information may be stored or retained on discs, tapes, cards, or any approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form for inspection by shareholders or for any other corporate purpose.

(b) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(c) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, tile day on which the meeting is held, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 5 - Transfer Agent and Registrar:

The Corporation, as directed by the Board of Directors, may appoint and maintain in any state of the United States a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars. The Board of Directors may make, or authorize such agent(s) and registrar(s) to make, all such rules and regulations deemed expedient concerning the issue, transfer, and registration of shares of stock, whether or not such shares are represented by certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 1 - by Shareholders:

All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors, except in cases where the shareholders in adopting or amending particular bylaws provide expressly that a different percentage of vote would be required to amend or repeal specific bylaws.

Section 2 - By Directors:

These bylaws may be amended or repealed in part or in whole by the Board of Directors except to the extent that (i) this power is reserved to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same. Notwithstanding the foregoing, any provision in these bylaws that requires action to be approved by resolution adopted by a certain percentage of directors, shall only be amended or repealed by approval of at least that same percentage of directors.

ARTICLE X - INDEMNIFICATION

The Corporation shall indemnify its directors and officers in the manner, against the matters and to the full extent provided and permitted by Section 13.1-697 of the Corporation Act.

The undersigned certify the foregoing by-laws have been adopted as the bylaws of the Corporation, in accordance with the requirements of the Corporation Act.

Dated: September 25, 2008.

/s/ G. Lyn Hayth, III
Secretary